United States Securities and Exchange Commission
                         	Washington, D.C.  20549

                                	FORM 8-K
           	Current Report Pursuant to Section 13 or 15(d) of the
                      	Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): September 15, 1998
                            (September 8, 1998)

                        Commission file number 1-5558


                           Katy Industries, Inc.
            (Exact name of registrant as specified in its charter)
                 Delaware                         75-1277589
         (State of Incorporation)     (IRS Employer Identification Number)


             6300 S. Syracuse #300, Englewood, Colorado           80111
              (Address of Principal Executive Offices)         (Zip Code)


       Registrant's telephone number, including area code: (303) 290-9300



(Former name or former address, if changed since last report) Not applicable

                           Item 5.  Other Events

             On September 8, 1998, Katy Industries, Inc. Filed the
              Following Press Release Regarding a Letter of Intent
                to Purchase Contico International, Incorporated


    September 8, 1998 - John R. Prann, Jr., President and Chief Executive Officer of Katy Industries, Inc. (NYSE:KT) today announced that Katy has entered into a letter of intent to acquire the business of Contico International, Inc., St. Louis, Missouri, for a purchase price of $165,000,000. Contico, a private company, is a premier manufacturer and distributor of a wide variety of consumer storage, home and automotive products, as well as janitorial and food service equipment and supplies with annual sales of approximately $220,000,000. Katy expects to finance the transaction with bank borrowings. The transaction is expected to close around year-end.

The acquired business will be operated by a Limited Liability Company (LLC). Katy will own all of the common interest in the LLC and the seller will retain a preferred interest in the LLC. At certain future times the preferred interest may be sold to Katy for cash or exchanged for Katy common stock. The seller also will lease certain real estate not included in the purchase to the LLC.

Mr. Prann stated, "The acquisitions we've made so far this year, Disco, the Consumer Electrical Division of Noma Industries, and Wilen Companies, have all been successes, but the acquisition of Contico is by far our most ambitious. Not only is it a great fit, but it will boost our revenues to over $600 million, more than double our EBITDA and will be immediately accretive.

The purchase of Contico will be an outstanding addition to our existing cleaning and abrasive product lines manufactured and distributed by Glit, Microtron, Loren, Disco and Wilen. Upon completion of this transaction, Katy will become a primary manufacturer serving these markets with perhaps the most comprehensive line of products. Also, Contico has major sales into the retail consumer market, and therefore, further enhances Katy's strong retail consumer position it currently enjoys with the Woods and Noma brands of consumer electrical products in the U.S. and Canada.

In addition, I am delighted that Lester Miller (66), the Chairman of Contico, has agreed to join our Board upon completion of the transaction. Lester's experience in founding and expanding Contico will be a tremendous boost to our efforts in both the janitorial and retail product areas."

Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform
Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronics and Maintenance Products.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Katy Industries, Inc.
                                                      (Registrant)

                                             By    /S/ John R. Prann, Jr.
                                                       John R. Prann, Jr.
                                                    Chief Executive Officer
  Date         September 15, 1998